UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Employment Agreement

On December 19, 2025, Impinj, Inc. (the “Company”) entered into a Second Amendment to Employment Agreement (the “Amendment”) with Chris Diorio, Ph.D., the Company’s Chief Executive Officer, which, in addition to certain other clarifications, modifies Dr. Diorio’s eligibility for severance payments and benefits in the event of certain qualifying terminations of employment. Except as provided in the Amendment, the terms of Dr. Diorio’s existing executive employment agreement with the Company, as previously amended (the “Employment Agreement”), remain in effect.

Pursuant to the Amendment, if, within the period commencing three months prior to and ending 12 months following a Change of Control (as defined in the Employment Agreement) (the “Change of Control Period”), Dr. Diorio’s employment is terminated either (1) by the Company other than for Cause (as defined in the Employment Agreement), death or Disability (as defined in the Employment Agreement), or (2) by Dr. Diorio’s resignation for Good Reason (as defined in the Employment Agreement) (in either case, a “Qualified Termination”), he will become eligible to receive the following severance benefits and payments, in each case subject to applicable withholdings:

•
a lump sum payment equal to 200% of his base salary as then in effect, in accordance with the Company’s normal payroll policies;
•
full accelerated vesting of all outstanding time-based Company equity awards;
•
reimbursement for the cost of continuing group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA” and such reimbursement, “COBRA Severance”) for him and his eligible covered dependents for up to twenty-four months;
•
the earned portion of his annual performance bonus for the year of termination prorated for the portion of the year occurring prior to the Qualified Termination, as determined by the Company’s Board of Directors or its Compensation Committee; and
•
an extension of the post-termination exercise period applicable to stock options granted to him through the date that is one year following the date of such Qualified Termination, in each case subject to the original term and subject to earlier termination pursuant to the terms of the applicable Company equity incentive plan under which the option was granted (the “Option Extension”).

If Dr. Diorio experiences a Qualified Termination outside of the Change of Control Period, he will instead become eligible to receive the following severance benefits and payments, in each case subject to applicable withholdings:

•
continuing payments equal to his base salary rate as then in effect, for twelve months from the date of such Qualified Termination, in accordance with the Company’s normal payroll policies;
•
accelerated vesting of outstanding time-based Company equity awards to the extent such awards otherwise would vest if his employment continued through the date that is twelve months following such Qualified Termination;
•
COBRA Severance for him and his eligible covered dependents for up to twelve months; and
•
the Option Extension.

All severance payments and benefits provided for by the Amendment are subject to Dr. Diorio executing and not revoking the Company’s standard release within 120 days following the date of such Qualified Termination, or such earlier date as required by the release agreement and will be subject to any delay in payment as required by the Employment Agreement or applicable law.

Pursuant to the Employment Agreement, in the event any payment to Dr. Diorio would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), except as otherwise expressly provided in a written agreement between Dr. Diorio and the Company, Dr. Diorio will receive such payment as would entitle him to receive the greatest after-tax benefit. Neither the Employment Agreement nor the Amendment requires the Company to provide any tax gross-up payments to Dr. Diorio.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Adoption of Executive Change in Control and Severance Policy

On December 19, 2025, the Compensation Committee approved the Company’s Executive Change in Control and Severance Policy (the “CIC Policy”), which provides a standardized approach for eligibility to receive severance and change in control payments and benefits by certain key executives of the Company and its subsidiaries that are designated as participants by the Compensation Committee and enter into participation agreements (each, a “Participation Agreement”) with the Company (each an “Executive”), including Cary Baker, the Company’s Chief Financial Officer, and Cathal Phelan, the Company’s Chief Innovation Officer.

Pursuant to the CIC Policy and the applicable Participation Agreements, if, within the Change in Control Period, an Executive’s employment is terminated either (1) by the Company other than for Cause (as defined in the CIC Policy), death or Disability (as defined in the CIC Policy), or (2) by the Executive’s resignation for Good Reason (as defined in the CIC Policy and as otherwise modified by the applicable Participation Agreement) (in either case, a “Qualified Termination”), the Executive will become eligible to receive the following severance benefits and payments, in each case subject to applicable withholdings:

•
a lump sum payment equal to 100% of the Executive’s base salary;
•
a lump sum payment equal to 100% of the Executive’s target annual bonus as in effect for the fiscal year in which the Qualified Termination occurs based on actual achievement, prorated for the portion of the year occurring prior to such Qualified Termination and payable in a lump sum when annual bonuses are generally paid to similarly-situated executives;
•
COBRA Severance for the Executive and the Executive’s eligible covered dependents for up to twelve months; and
•
immediate vesting as to 100% of the Executive’s outstanding unvested equity awards that are subject to time-based vesting.

If an Executive experiences a Qualified Termination outside of the Change in Control Period, the Executive will instead become eligible to receive the following severance benefits and payments, in each case subject to applicable withholdings:

•
payments equal to 50% of the Executive’s base salary, payable in equal installments over six months in accordance with the Company’s regular payroll procedures;
•
a lump sum payment equal to 100% of the Executive’s target annual bonus as in effect for the fiscal year in which the Qualified Termination occurs based on actual achievement, prorated for the portion of the year occurring prior to such Qualified Termination and payable in a lump sum when annual bonuses are generally paid to similarly-situated executives;
•
COBRA Severance for the Executive and the Executive’s eligible covered dependents for up to six months;
•
with respect to Messrs. Baker and Phelan, immediate vesting as to 25% of outstanding and unvested time-based equity awards; and
•
with respect to Messrs. Baker and Phelan, an extension of the post-termination exercise period applicable to outstanding Company stock options through the first anniversary of such Qualified Termination, subject to the original expiration date of such stock options and earlier termination as set forth in the applicable equity plan under which such stock options were granted and subject to compliance with the restrictive covenants set forth in the respective employment agreement entered into with the Company.

All severance payments and benefits provided for by the CIC Policy are subject to the Executive executing and not revoking the Company’s then-standard separation agreement and release of claims, which must become effective and irrevocable no later than the sixtieth day following the date of such Qualified Termination, and will be subject to any delay in payment as required by the CIC Policy or applicable law.

Pursuant to the CIC Policy, in the event any payment to the applicable Executive would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the Executive will receive such payment as would entitle the Executive to receive the greatest after-tax benefit. The CIC Policy does not require the Company to provide any tax gross-up payments to an Executive.

The foregoing description of the terms of the CIC Policy is qualified in its entirety by reference to the full text of the CIC Policy, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.
Date: December 22, 2025	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer